                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
[ ]  Definitive Proxy Statement                  by Rule 14a-6(a)(b))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TRANSMONTAIGNE OIL COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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 Notes:

                           TRANSMONTAIGNE OIL COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of TRANSMONTAIGNE OIL COMPANY, a Delaware corporation ("TransMontaigne" or the "Company"), will be held in the Central City Room of the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, on Wednesday, August 26, 1998, at 9:00 a.m., Denver Time, for the following purposes:

     1. To elect seven Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors is nominating the following individuals for election as Directors: Cortlandt S. Dietler, Richard
          E. Gathright, John A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., Thomas R. Denison and Edwin H. Morgens;

     2. To consider and act upon a proposal to amend Article II of the Company's Restated Certificate of Incorporation to change the name of the Company to TransMontaigne Inc.;

     3. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending April 30, 1999; and

     4. To consider and act upon such other matters and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     These matters are fully discussed in the Proxy Statement. The Company's 1998 Annual Report accompanies the Proxy Statement.

     The Board of Directors has fixed the close of business on July 21, 1998, as the record date for the meeting. Only holders of Common Stock of record at such time are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

     Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the stamped return envelope which is included with these materials. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person.

                                    By Order of the Board of Directors


                                    ERIK B. CARLSON,  Secretary

Denver, Colorado
August 6, 1998
(Approximate mailing date of proxy materials)

                        PLACE AND TIME OF ANNUAL MEETING

                               CENTRAL CITY ROOM
                               BROWN PALACE HOTEL
                             321 SEVENTEENTH STREET
                                DENVER, COLORADO

                Wednesday, August 26, 1998 9:00 a.m. Denver Time

                           TRANSMONTAIGNE OIL COMPANY
                              2750 REPUBLIC PLAZA
                             370 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement and the enclosed proxy and are being mailed on or about August 6, 1998 to Stockholders of record on July 21, 1998 of the common stock, $0.01 par value (the "Common Stock"), of TransMontaigne Oil Company ("TransMontaigne" or the "Company"), in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), notice of which appears on the preceding page, and at any postponement or adjournment thereof. The Annual Meeting will be held on Wednesday, August 26, 1998, at 9:00 a.m., Denver Time, in the Central City Room at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado.

     The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.

     Only Stockholders of record as of the record date are entitled to notice of and to vote at the Annual Meeting. The Company will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock, to forward this Proxy Statement to persons for whom they hold shares and to obtain authorization for the execution of proxies. If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares of Common Stock.

     A Stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised. A proxy may be revoked by delivering to the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by one or more of the proxy holders therein named.

                               QUORUM AND VOTING

     On July 21, 1998, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, the Company had outstanding 25,953,324 shares of Common Stock. Each of such shares is entitled to one vote at the Annual Meeting. The holders of a majority of the shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Approval of the proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name to "TransMontaigne Inc." (the "Name Change Proposal") requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Approval of all other matters shall be determined by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. If no voting direction is indicated on the proxy card, the shares will be considered votes FOR the election of the nominees for Director, FOR the approval of the amendment to the Company's Restated Certificate of Incorporation, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors for the Company for the fiscal year ending April 30, 1999. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes. If a broker indicates on a proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter, (a "broker non-vote") those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions with respect to any matter will be treated as shares present and entitled to vote. Consequently, abstentions and broker non-votes will have no effect with respect to the election of Directors or the ratification of the appointment of the Company's independent auditors, but will have the same effect as a vote against the Name Change Proposal. The Company knows of no proposals to be considered at the Annual Meeting other than those set forth in the Notice of Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's By-laws provide that the number of Directors shall be fixed by its Board of Directors. The number of Directors is presently fixed at seven, and there are no vacancies. The Company has agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated Mr. Hill and Mr. Denison as their nominees for Directors.

     Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any Nominee will be unable or unwilling to serve.

     The following sets forth, as to each of the nominees, such person's age, principal occupations during recent years, and the period during which such person has served as a Director of the Company. Nominees elected at the Annual Meeting to serve as Directors will serve for a term of one year, until the next annual meeting of the Company's Stockholders and until their successors have been elected and qualified. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

     CORTLANDT S. DIETLER, age 76, has been the Chairman and Chief Executive Officer of TransMontaigne since April 1995. He was the founder, Chairman and Chief Executive Officer of Associated Natural Gas Corporation, a natural gas gathering, processing and marketing company, prior to its 1994 merger with PanEnergy Corporation, on whose Board he served as an Advisory Director, prior to its merger with Duke Energy Corporation. He also serves as a Director of Hallador Petroleum Company, Key Production Company, Inc., Forest Oil Corporation and Grease Monkey Holding Corporation. Industry affiliations include: Member, National Petroleum Council; Director, American Petroleum Institute; past Director, Independent Petroleum Association of America; Director, past President and Life Member, Rocky Mountain Oil & Gas Association.

     RICHARD E. GATHRIGHT, age 44, has been the President and Chief Operating Officer of TransMontaigne since September 1996 and a Director since April 1995. From April 1995 until September 1996 he was Executive Vice President of TransMontaigne. He joined a predecessor of TransMontaigne in December 1993.
From 1988 to 1993 he served as President and Director of North American Operations in Denver, Colorado for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, of which he was also a member of its Board of Directors. Prior to joining Aberdeen Petroleum PLC, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets. Mr. Gathright also serves as Chief Executive Officer of Bear Paw Energy Inc., TransMontaigne Transportation Services Inc. and TransMontaigne Product Services Inc., the principal operating subsidiaries of TransMontaigne, and is a director of its affiliate, Lion Oil Company.

     JOHN A. HILL, age 56, has been a Director of TransMontaigne since April 1995. Mr. Hill is Vice-Chairman of the Board of First Reserve Corporation. Mr. Hill has also been a Managing Director of First Reserve Corporation since 1983. First Reserve Corporation is an investment company, based in Greenwich, Connecticut, specializing in management buyouts and acquisitions in the energy and energy-related industries. Mr. Hill is a trustee of the Putnam Funds and is a Director of Snyder Oil Corporation.

     BRYAN H. LAWRENCE, age 56, has been a Director of TransMontaigne since April 1991. Mr. Lawrence joined Dillon, Read & Co. Inc., an investment banking firm, in January 1966 and served as a Managing Director until September 21, 1997 when Mr. Lawrence resigned to establish Yorktown Partners LLC to manage Yorktown Energy Partners III, L.P. and predecessor partnerships previously managed by Dillon, Read & Co. Inc. Mr. Lawrence also serves as a Director of Vintage Petroleum, Inc., D&K Healthcare Services, Inc., and Hallador Petroleum Company (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corporation (each a Canadian public company), and certain privately-owned companies in which affiliates of Yorktown Partners LLC hold equity interests including Meenan Oil Co., L.P., Fintube Limited Partnership, PetroSantander Inc., Strega Energy Inc., Savoy Energy, L.P., Ricks Exploration Inc. and Concho Resources Inc.

     HAROLD R. LOGAN, JR., age 53, has been Executive Vice President/Finance and a Director of TransMontaigne since April 1995. From 1985 to 1994, Mr. Logan was Senior Vice President/Finance and a Director of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation, Mr. Logan was with Dillon, Read & Co. Inc. and Rothschild, Inc. In addition, Mr. Logan is a Director of Snyder Oil Corporation, Suburban Propane Partners, L.P. and Union Bankshares, Ltd.

     THOMAS R. DENISON, age 37, was elected by the Board of Directors as a Director of TransMontaigne on June 3, 1998, to replace and serve the remaining term of William E. Macaulay, who resigned as Director effective June 3, 1998. Mr. Denison is a Managing Director and the General Counsel of First Reserve Corporation. Mr. Denison joined First Reserve Corporation in January 1998. Prior to joining First Reserve Corporation, Mr. Denison was a partner in the Denver office of the law firm of Gibson, Dunn & Crutcher LLP, which he joined in 1986. Mr. Denison also serves as a Director of Patina Oil & Gas Corporation.

     EDWIN H. MORGENS, age 57, was appointed a Director of TransMontaigne in June 1996. Mr. Morgens has been Chairman of Morgens, Waterfall, Vintiadis & Co., Inc., a financial firm, since 1970. In addition, Mr. Morgens is a Director of Programmer's Paradise, Inc. and Intrenet, Inc.

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     During the 1998 fiscal year, the Board of Directors met on four occasions. No Director attended fewer than 80 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which he served. The Board has Audit and Compensation Committees. In accordance with the By-laws of the Company, the Board of Directors elects from its members the members of each committee who serve at the pleasure of the board. The Board of Directors, as a whole, is responsible for nominating Directors and has not formed a committee for such purpose.

     The Audit Committee met one time during the 1998 fiscal year and is composed of nonemployee Directors. The Audit Committee annually considers the qualifications of the independent auditors of the Company and makes recommendations to the Board on the engagement of the independent auditors. The Audit Committee oversees and monitors the Company's independent audit process to assure that the resources allocated to that process are adequate and utilized effectively. The members of the Audit Committee are John A. Hill, Edwin H. Morgens and Thomas R. Denison.

     The Compensation Committee approves the salaries of the executive officers of the Company and administers its stock option plans, including the selection of the individuals to be granted awards from among those eligible to participate. The Company currently has three stock option plans - the TransMontaigne Oil Company Equity Incentive Plan (the "1997 Option Plan"), the TransMontaigne Oil Company Employees' Stock Option Plan (the "1995 Option Plan") and the Amended and Restated Employee Nonqualified Stock Option Plan (the "1991 Option Plan"). During the Company's 1998 fiscal year stock options and grants of restricted stock were awarded. During the 1998 fiscal year, the Compensation Committee acted three times by unanimous written consent. The members of the Compensation Committee are John A. Hill and Bryan H. Lawrence. A Report of the Compensation Committee on Executive Compensation is set forth below.

COMPENSATION OF DIRECTORS

     Employee Directors receive no additional compensation for services on the Board of Directors or Committees of the Board. Directors who are not employees are paid $12,000 annually, payable quarterly in arrears. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a Director.

                                   MANAGEMENT

     The following table sets forth the names, ages and positions of the executive officers of TransMontaigne:

NAME                               AGE              POSITION
----                               ---              --------
Cortlandt S. Dietler               76               Chairman, Chief Executive Officer and Director
Richard E. Gathright               44               President, Chief Operating Officer and Director
Harold R. Logan, Jr.               53               Executive Vice President/Finance, Treasurer and Director
W. A. Sikora                       61               Executive Vice President
Frederick W. Boutin                43               Senior Vice President
Erik B. Carlson                    51               Senior Vice President, Corporate Secretary and General Counsel
Rodney S. Pless                    37               Vice President and Chief Accounting Officer
Robert W. Bradberry                44               President of TransMontaigne Product Services Inc.
Robert J. Clark                    53               President of Bear Paw Energy Inc.
Larry F. Clynch                    53               President of TransMontaigne Transportation Services Inc.
                                                    President of TransMontaigne Terminaling Inc.
                                                    President of TransMontaigne Pipeline Inc.
Jim H. Boyd                        56               Senior Vice President and General Counsel of
                                                    TransMontaigne Transportation Services Inc. and
                                                    TransMontaigne Product Services Inc.

     See "Election of Directors" for additional information with respect to Messrs. Dietler, Gathright and Logan.

     W. A. SIKORA became Executive Vice President of TransMontaigne in September 1996 and is also currently the Executive Vice President of TransMontaigne Transportation Services Inc. and TransMontaigne Product Services Inc. and was Senior Vice President and Chief Financial Officer of a subsidiary of TransMontaigne from May 1995 to September 1996. From November 1993 until April 1995, he was a consultant to the subsidiary. Prior to that time he provided financial advisory services to the executive management of publicly-owned and privately- held companies, with particular emphasis in the energy industry. He was previously a partner with Peat Marwick Mitchell & Co. (a predecessor to KPMG Peat Marwick LLP) and Touche Ross & Co. (a predecessor to Deloitte & Touche). In April 1996 Mr. Sikora filed a petition under Chapter 7 of the United States Bankruptcy Code which was discharged in October 1996.

     FREDERICK W. BOUTIN has been a Senior Vice President of TransMontaigne since April 1995. Mr. Boutin's responsibilities include administration of the Company's personnel and benefit services group, liability insurance, management information systems, Year 2000 compliance efforts and other corporate administrative matters. Prior to his employment with TransMontaigne, Mr. Boutin was a Vice President of Associated Natural Gas Corporation where he administered that company's human resources department, liability insurance, tax matters and other corporate administrative matters. Prior to joining Associated Natural Gas Corporation in 1985, Mr. Boutin, a certified public accountant, was with KPMG Peat Marwick LLP.

     ERIK B. CARLSON became Senior Vice President, Corporate Secretary and General Counsel of TransMontaigne on January 1, 1998. Prior to his employment with TransMontaigne, Mr. Carlson served as Senior Vice President, General Counsel and Corporate Secretary of Duke Energy Field Services, Inc. (formerly Associated Natural Gas, Inc.), a wholly-owned subsidiary of Duke Energy Corporation, since February 1983.

     RODNEY S. PLESS became Vice President and Chief Accounting Officer of TransMontaigne in December 1996 and has been Vice President-Controller and Treasurer of a subsidiary of TransMontaigne since April 1994. He joined a predecessor of TransMontaigne in 1987 and has been Credit and Tax Manager, Accounting Manager and Controller. Prior to joining TransMontaigne, Mr. Pless was with Arthur Young & Co. (a predecessor to Ernst & Young).

     ROBERT W. BRADBERRY has been the President of TransMontaigne Product Services Inc. since January 1, 1997. Mr. Bradberry joined a predecessor of TransMontaigne in 1979 and has served in various senior management positions since that time in the areas of supply, distribution, transportation and marketing of petroleum products and crude oil. Mr. Bradberry is also a Director of Lion Oil Company.

     ROBERT J. CLARK has been the President of Bear Paw Energy Inc. since October 31, 1996. Mr. Clark formed a predecessor of Bear Paw Energy Inc. in March 1995 and joined TransMontaigne in June 1996 when TransMontaigne acquired a majority interest in the predecessor company. Mr. Clark was Senior Vice President of Snyder Oil Corporation from 1988 until June 1995. Prior to joining Snyder, Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric. Mr. Clark is a member of the Board of Directors of Patina Oil & Gas Corporation.

     LARRY F. CLYNCH has been the President of TransMontaigne Transportation Services Inc. and TransMontaigne Pipeline Inc. since January 1, 1997, and TransMontaigne Terminaling Inc. since May 26, 1998. Mr. Clynch joined a subsidiary of TransMontaigne in January 1996 as Senior Vice President of Operations. Prior to that time, Mr. Clynch was employed by Conoco Pipe Line Company for 28 years where he most recently served as its President. Mr. Clynch has served in numerous advisory positions with energy industry and governmental organizations.

     JIM H. BOYD has been Senior Vice President and General Counsel of TransMontaigne Transportation Services Inc. and TransMontaigne Product Services Inc. since 1985. Prior to his employment with TransMontaigne, Mr. Boyd was engaged in the private practice of law in Arkansas. In addition to his legal duties, Mr. Boyd supervises TransMontaigne's Environmental Safety and Occupational Health Department and serves as a member of the Management Committee of Razorback Pipeline Company.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock and Common Stock equivalents as of July 21, 1998 by each Director, by the executive officers named in the Summary Compensation table set forth under "Executive Compensation" below, by each person known by TransMontaigne to own more than 5% of the outstanding shares of Common Stock and by all Directors and executive officers as a group. The information set forth below is based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "SEC").

Beneficial Owner                                           NUMBER OF SHARES(1)(2)  PERCENT OF CLASS
----------------                                           ----------------------  -----------------
Cortlandt S. Dietler(3)                                                 1,965,188               7.5%
    PO Box 5660
    Denver, CO  80217
Richard E. Gathright(4)                                                   535,572               2.0%
Harold R. Logan, Jr.(5)                                                   350,162               1.3%
W. A. Sikora(6)                                                           216,419                (7)
Robert W. Bradberry(8)                                                    158,486                (7)
Larry F. Clynch(9)                                                         52,620                (7)
First Reserve Corporation (10)
    First Reserve Fund V, Limited Partnership                             598,440               2.3%
    First Reserve Fund V-2, Limited Partnership                         1,196,877               4.6%
    First Reserve Fund VI, Limited Partnership                          4,488,292              17.3%
                                                                      -----------            -------
                                                                        6,283,609              24.2%

Merrill Lynch Growth Fund (11)                                          3,858,334              14.5%
    c/o Merrill Lynch Asset Management L.P.
    800 Scudders Mill Road
    Plainsborough, NJ  08536

John A. Hill (10)                                                       6,283,609              24.2%
    First Reserve Corporation
    475 Steamboat Road
    Greenwich, CT  06830

Bryan H. Lawrence                                                          76,625                (7)
    535 Madison Avenue
    New York, NY  10022

Thomas R. Denison (12)                                                        ---                (7)
    First Reserve Corporation
    1801 California Street, #4110
    Denver, CO  80202

Edwin H. Morgens (13)                                                      46,144                (7)

All Directors and Executive                                            10,332,126              38.8%
  Officers as a Group (15 Persons) (14)

_____________________

(1) All shares are owned both of record and beneficially unless otherwise specified by footnote to this table. Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the SEC.

(2) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights, or conversion privileges exercisable within sixty days of the date of this table (July 21, 1998) are deemed outstanding for the purpose of calculating the number and percentage owned by such person.

(3) Includes 2,000 shares, as to which Mr. Dietler disclaims beneficial ownership, held by Mr. Dietler's spouse and 102,000 shares issuable upon the exercise of outstanding options.

(4)  Includes 252,000 shares issuable upon the exercise of outstanding options.

(5) Includes 25,000 shares, as to which Mr. Logan disclaims beneficial ownership, owned by Chatham Foundation, a non-profit corporation of which Mr. Logan is the President; and 67,000 shares issuable upon the exercise of outstanding options.

(6)  Includes 102,000 shares issuable upon the exercise of outstanding options.

(7)  Less than one percent.

(8)  Includes 22,000 shares issuable upon the exercise of outstanding options.

(9)  Includes 52,000 shares issuable upon the exercise of outstanding options.

(10) First Reserve Corporation ("First Reserve") and Mr. Hill do not directly own any Common Stock. The number of shares shown as beneficially owned by First Reserve and Mr. Hill consist of all the shares owned by First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (collectively the "First Reserve Funds"). First Reserve may be deemed to have beneficial ownership of the shares of Common Stock held by the First Reserve Funds because it is the general partner of each of the First Reserve Funds and has voting and dispositive power over those shares. Mr. Hill may be deemed to have beneficial ownership over the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his positions as a managing director and officer of First Reserve. Mr. Hill expressly disclaims beneficial ownership of these shares. Mr. Hill is a director of the Company. The address of First Reserve and the First Reserve Funds is 475 Steamboat Road, Greenwich Connecticut 06830.

(11) TransMontaigne has granted to Merrill Lynch Asset Management L.P. the right to maintain its 15% ownership of Common Stock if TransMontaigne issues stock in the future. Merrill Lynch & Co., Inc., a widely-held public company, has sole voting and dispositive control over these shares.

(12) Thomas R. Denison is an officer and managing director of First Reserve Corporation and a director of the Company. Mr. Denison does not have beneficial ownership of the shares held by the First Reserve Funds.

(13) Includes 199,806 shares, as to which Mr. Morgens disclaims beneficial ownership, held by Edwin Morgens and Linda Morgens 1993 Trust, of which Mr. Morgens is the Trustee, and 7,080 shares, as to which Mr. Morgens disclaims beneficial ownership, held by L.W. Morgens 1984 Trust, of which Mr. Morgens is the Trustee.

(14) Of such 10,332,126 shares, (a) 659,800 represent shares issuable upon the exercise of outstanding options, (b) 6,283,609 shares indicated as being owned by First Reserve Corporation and Mr. Hill are included only once in the aggregate number of shares held by all Directors and officers as a group and (c) Directors and executive officers disclaim beneficial ownership with respect to 6,492,495 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned in the fiscal year ended April 30, 1998.



                                            Annual Compensation                  Long Term Compensation Awards
                                      --------------------------------       -------------------------------------
                                                               OTHER                                 Restricted          All Other
                                                               ANNUAL              Securities          Stock             Compen-
                                                SALARY         COMPEN-             Underlying         Awards($)           sation
NAME AND PRINCIPAL POSITION            YEAR        (1)         SATION              Options (#)           (2)                 (3)
---------------------------           ------   -----------------------       -------------------    --------------    -------------
Cortlandt S. Dietler (4)               1998      $160,000     $     0               20,000               $86,250          $3,200
   Chairman of the Board and           1997       155,898           0                    -                                   985
   Chief Executive  Officer            1996        62,500           0              100,000                                     0

Richard E. Gathright                   1998       237,115           0               20,000                86,250           1,186
   President and Chief                 1997       209,487           0                    -                                   331
   Operating Officer                   1996       215,000           0                    -

W.A. Sikora (5)                        1998       215,075      18,306               20,000                86,250             984
   Executive Vice President            1997       167,590      23,327                    -                                   265
                                       1996       172,000           0              100,000                                     0

Robert W. Bradberry                    1998       197,115           0               20,000                86,250           3,942
   President, TransMontaigne           1997       164,246           0                    -                                 1,077
   Product Services Inc.               1996       162,567           0               20,000                                     0

Larry F. Clynch (6)                    1998       200,000           0               20,000                86,250           3,846
   President, TransMontaigne           1997       194,872           0                    -                                 1,231
   Transportation Services Inc.        1996        66,667           0               50,000                                     0

1. Amounts shown set forth all cash compensation earned by each of the Named Executive Officers in the years shown, including salaries deferred under the TransMontaigne Oil Company Savings and Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code. No bonuses were paid during any of the periods presented.

2. Represents in each case a grant of 5,000 shares of restricted stock the market price of which was $17.25 on the date of grant. As of April 30, 1998, the aggregate value of each such grant was $73,125, based on a market price of $14.625 as of such date. In each case, such restricted stock awards vest 10% on June 1, 1998, 20% on June 1, 1999, 30% on June 1, 2000 and 40% on June
   1, 2001.

3. Amounts shown set forth the Company's matching contributions to the Company's 401(k) Plan.

4. Mr. Dietler became an employee of the Company on July 1, 1995.

5. The other 1998 annual compensation for Mr. Sikora consists of reimbursements for certain housing costs of $7,128, travel expenses of $5,787 and related income taxes on these items of $5,391. The other 1997 annual compensation for Mr. Sikora consists of reimbursement for certain housing costs of $7,077, travel expenses of $9,576 and related income taxes on these items of $6,674.

6. Mr. Clynch became an employee of a wholly-owned subsidiary on January 1, 1996.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information about stock options granted to the Named Executive Officers under the 1997 Option Plan in the fiscal year ended April 30, 1998.

                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                         Price Appreciation for Option
                                                   Individual Grants                          Term (10 Years) (1)
                               ---------------------------------------------------------------------------------------
                                Number of      % of Total
                                Securities       Options                                            5%          10%
                                Underlying     Granted to      Exercise or                      ---------    ---------
                                 Options       Employee in     Base Price      Expiration       Aggregate    Aggregate
Name                            Granted (2)    Fiscal Year     ($/Share)          Date          Value (3)    Value (3)
----------------------------------------------------------------------------------------------------------------------
Cortlandt S. Dietler           20,000            2.81%           $17.25        08/27/2007        $216,969     $549,841
Richard E. Gathright           20,000            2.81%           $17.25        08/27/2007        $216,969     $549,841
W. A. Sikora                   20,000            2.81%           $17.25        08/27/2007        $216,969     $549,841
Larry F. Clynch                20,000            2.81%           $17.25        08/27/2007        $216,969     $549,841
Robert W. Bradberry            20,000            2.81%           $17.25        08/27/2007        $216,969     $549,841

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. It is important to note that options have value to recipients, including the Named Executive Officers and to other option recipients, only if the stock price advances beyond the grant date price shown in the Table during the effective option period.

(2) These awards were made pursuant to the 1997 Option Plan. Under the 1997 Option Plan, the option price must be not less than 100% of the fair market value of Company's Common Stock on the date the option is granted. The fair market value of a share of Company's Common Stock is the officially listed closing price of the Company Common Stock on the American Stock Exchange on the date of grant. These stock options vest 10% on June 1, 1998; 20% on June 1, 1999; 30% on June 1, 2000; and 40% on June 1, 2001. All
     unexercisable stock options granted under the 1997 Option Plan become exercisable upon a change in control. The 1997 Option Plan allows shares of the Company's Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award.

(3)  Not discounted to present value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     There were no options exercised by any of the Named Executive Officers during the fiscal year ended April 30, 1998. The following table provides information with respect to the value as of April 30, 1998 of unexercised in-the-money options held by the Named Executive Officers. The value of unexercised in-the-money options at the fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at April 30, 1998.

                                         NUMBER OF SECURITIES                           VALUE OF UEXERCISED
                                       UNDERLYING UNEXERCISED                       IN-THE-MONEY OPTIONS AT
                               OPTIONS AT FISCAL YEAR-END (#)                           FISCAL YEAR-END ($)
                       --------------------------------------      ----------------------------------------
NAME                      EXERCISABLE        UNEXERCISABLE              EXERCISABLE        UNEXERCISABLE
--------------------   --------------------------------------      ----------------------------------------
Cortlandt S. Dietler        100,000             20,000                    912,500               ___
Richard E. Gathright        250,000             20,000                  2,981,250               ___
William A. Sikora           100,000             20,000                  1,192,500               ___
Robert W. Bradberry          20,000             20,000                    182,500               ___
Larry F. Clynch              50,000             20,000                    494,250               ___

An option is "in the money" on a particular date if the market value of the underlying Common Stock on that date exceeds the option exercise price.


REPORT OF THE COMPENSATION COMMITTEE

     One goal of the Compensation Committee is to design the Company's executive compensation program to enable the Company to attract, retain and motivate the executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value. The program has the following components:

     Base Salaries.   Base compensation for the Chief Executive Officer and the
Company's other executive officers in the 1998 fiscal year was proposed by the Chief Executive Officer to the Compensation Committee. The Chief Executive Officer arrived at his proposed compensation after consultation with the Company's Chief Operating Officer, among others. The factors considered in determining base compensation levels included the goals outlined above and were evaluated by the Compensation Committee to be consistent with competitive practices (including companies with comparable market valuations, lines of business and/or revenues) and level of responsibility. Salary increases were intended to reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in evaluating the Company's overall financial performance include the Company's revenues and profits, as well as the market performance of the Company's Common Stock. The Compensation Committee may or may not use published or private surveys to determine levels of base compensation in the future. In addition, the executive officers participate in the Company's 401(k) Plan, which consists of elective employee salary reduction contributions and a Company match equal to 50% of employee contributions on the first 4% of employee compensation contributed.

     Long-Term Incentives.     The Compensation Committee believes that long-
term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders and rewards executives for improved performance by the Company. To date the only long-term compensation available for use by the Compensation Committee has been the grant of awards of stock options and shares of restricted stock. Based upon the Company's improved performance over the 1997 fiscal year, the Company, in the 1998 fiscal year, granted awards of stock options and shares of restricted stock to the Executive Officers of the Company and, in addition, granted awards of stock options to key employees.

     The Compensation Committee's duties include the annual review and approval of the compensation of the Chief Executive Officer, review and determination of individual elements of compensation for the Company's other executive officers, administration of long-term incentive plans for management, including the selection of the individuals to be granted awards from among those eligible to participate.

     The Compensation Committee has studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee does not currently intend to award levels of compensation that result in such limitation. The Compensation Committee may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.


                                    Compensation Committee

                                         John A. Hill
                                         Bryan H. Lawrence

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1998 fiscal year the Compensation Committee of the Board of Directors consisted of John A. Hill and Bryan H. Lawrence. During the fiscal year ending April 30, 1998 there were no Compensation Committee interlocks between the Company and any other entity.

     John A. Hill, a member of the Compensation Committee, is Chairman of the Board of Directors of First Reserve Corporation, which manages First Reserve Fund IV, the owner of 6,283,609 shares, or 23.6% of the outstanding Common Stock. Thomas R. Denison, a Director of the Company, is a Managing Director and General Counsel of First Reserve Corporation.

PERFORMANCE GRAPH

     The graph set forth below provides an indicator of cumulative total shareholder returns on an investment of $100 in shares of Common Stock as compared to an investment of $100 in the S&P 500 Stock Index and a "peer group" index over the period beginning September 30, 1993 and ending April 30, 1998. The Company changed its fiscal year end from September 30 to April 30 in 1994; accordingly the fiscal year ending April 30, 1994 consists of seven months. Prior to December 14, 1993 there was no regular quotation for the Company's Common Stock. The prices shown were listed in "pink sheets" which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The stock traded only sporadically during this period.

                           [PERFORMANCE GRAPH HERE]



                                     9/30/93       4/30/94       4/30/95       4/30/96       4/30/97       4/30/98
------------------------------------------------------------------------------------------------------------------
TransMontaigne                      $    100      $ 127.72      $  66.69      $ 255.62      $ 269.50      $ 267.22
------------------------------------------------------------------------------------------------------------------
S & P 500                           $    100      $  99.70      $ 117.11      $ 152.50      $ 190.83      $ 269.20
------------------------------------------------------------------------------------------------------------------
Peer Group (1)                      $    100      $  85.50      $  98.57      $ 136.82      $ 174.56      $ 254.55
------------------------------------------------------------------------------------------------------------------

(1) The peer group consists of the following issuers, each of which has been weighted according the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated according to SEC requirements: Aquila Gas Pipeline Corp., Buckeye Partners, L.P., TEPPCO Partners, L.P., Kaneb Pipe Line Partners, L.P., The Williams Companies, Inc., Western Gas Resources, Inc. and GATX Corporation. During the 1998 fiscal year, four prior members of the peer group (MAPCO, Inc., Tejas Gas Corporation, Delhi Gas Pipeline Corp. and Santa Fe Pacific Pipeline Partners, L.P.) were acquired by and merged into other entities and their securities ceased to be traded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     In connection with TransMontaigne's public offering of Common Stock in February 1997, Merrill Lynch purchased 738,434 shares of Common Stock for $9,917,169 ($13.43 per share) pursuant to its preemptive right to maintain its ownership of Common Stock at 15%. See "Ownership of Common Stock."

     Richard E. Gathright, the President and Chief Operating Officer and a Director of the Company, is also a Director of Lion Oil Company, in which a 65% owned subsidiary of the Company owns 18.04%. The Company purchased $51,940,000 of refined petroleum products from and sold $13,550,000 of refined petroleum products to Lion Oil Company in the year ended April 30, 1998, all of which product purchases were made at market prices negotiated between the Company and Lion Oil Company or through independent brokers. The Company believes the prices paid by and to Lion Oil Company were comparable to prices that would have been paid by and to independent third parties.

     Pursuant to a private placement agreement (i) First Reserve Fund VI, Limited Partnership and other partnerships managed by First Reserve Corporation, Yorktown Energy Partners, L.P. and other venture capital funds managed by, and shares owned by, officers of Dillon, Read & Co. Inc., and Waterwagon & Co., nominee for Merrill Lynch Growth Fund for Investment and Retirement, have the right to require the Company to register their shares under the Securities Act of 1933; and (ii) the Company agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated John A. Hill and Thomas
R. Denison as their nominees for Directors.

     Bryan H. Lawrence, a Director of the Company, was a Director of Interenergy Corporation ("Interenergy") until the date of its sale and merger into KN Energy, Inc. on December 1, 1997, and a Director and an affiliate of its majority shareholder. During the 1998 fiscal year, until the date of its sale and merger into KN Energy, Inc., Interenergy participated with the Company in a partnership that owned certain gas gathering and processing assets near Lignite, North Dakota. Day-to-day management of the partnership was provided by Interenergy for a management fee of $15,000 per month, while major decisions were made by a management committee consisting of two members each from a subsidiary of the Company and Interenergy. Interenergy purchased $1,156,135 of gas from the partnership during the seven month period ending November 30, 1997. The Company believes that the prices received by the partnership were no less than the prices that would have been received from an independent third party.

     During the 1998 fiscal year, the Company paid $242,915 to Arapahoe Development, Inc. ("Arapahoe"), 50% of which was owned by Cortlandt S. Dietler, Chairman of the Board of Directors and Chief Executive Officer of the Company, for flights aboard an aircraft 66 2/3% owned by Arapahoe, including a working capital advance. The Company believes that the prices paid for those flights were competitive with rates charged by other aircraft leasing companies for similar services. During the course of the 1998 fiscal year, the Company bought a 33 1/3% interest in the aircraft from Arapahoe for the sum of $725,000, a price which it believes to be fair market value. Subsequent to this transaction, Mr. Dietler owned all of Arapahoe. The Company subsequently paid 33 1/3% of all fixed costs and its share of variable costs attributable to the aircraft, based on usage.

     See "Compensation Committee Interlocks and Insider Participation" for a description of additional related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and related regulations of the SEC require the Company's executive officers and directors, and certain persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. The regulations also require these persons to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company's review of the copies of those reports received and written representations from each such person who did not file an annual report with the SEC (Form 5) that no annual report was due, the Company believes that all filing requirements applicable to such persons have been complied with in the fiscal year ended April 30, 1998.


                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     The Company, through its subsidiaries, is principally engaged in providing a broad range of seamless mid-stream and down-stream logistical services to the petroleum and chemical industry from locations of production and manufacture to utilization, and to a lesser extent, owns and operates natural gas gathering and processing facilities. The Board of Directors has determined that the Company's current name implies that the Company is involved in oil and gas exploration or production, or other areas of the energy industry. On June 3, 1998, the Board of Directors unanimously adopted a resolution approving a proposal, subject to stockholder approval, to amend Article II of the Company's Restated Certificate of Incorporation in order to change the name of the Company to TransMontaigne Inc.

     The Board of Directors determined that this amendment is advisable and directed that the proposed amendment be considered at the Annual Meeting of Stockholders to be held August 26, 1998. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company is required to approve the proposed amendment. The full text of the proposed amendment to the Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, to serve as the Company's independent auditors for the fiscal year ending April 30, 1999, subject to ratification of this appointment by the stockholders of the Company at the Annual Meeting.

     Coopers & Lybrand L.L.P. served as independent accountant for Sheffield Exploration Company, Inc. for the years ended June 30, 1995 and 1994. On July 16, 1996, the Company's Board of Directors, in connection with the change in control of TransMontaigne, selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to periods after the change in control. The Board of Directors' failure to select Coopers & Lybrand L.L.P. as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.
The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended June 30, 1995 and 1994 or for any subsequent interim period, the Company has not had any disagreement with Coopers & Lybrand L.L.P. on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of the disagreement in connection with its report.

     Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares voting at the meeting. KPMG Peat Marwick LLP was the Company's independent auditor for the year ended April 30, 1998. KPMG Peat Marwick LLP has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company, and has had no connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

     The Company anticipates that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999.

                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended April 30, 1998 is being forwarded to each Stockholder of record as of July 21, 1998, together with this Proxy Statement. The 1998 Annual Report does not form any part of the materials for the solicitation of proxies.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Any proposal intended to be presented by a stockholder at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal office no later than April 8, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. For any proposal a Stockholder wishes to bring before the 1999 Annual Meeting of Stockholders but for which such Stockholder does not seek to have a written proposal included in the Company's Proxy Statement relating to such meeting, if the Company does not receive notice of such proposal on or prior to June 22, 1999, the proxies solicited on behalf of the Company's Board of Directors will confer discretionary authority to vote with respect to such proposal.

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

     THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                    By Order of the Board of Directors



                                    Erik B. Carlson
                                    Secretary



                                 August 6, 1998

                                   APPENDIX A
                                   ----------

   TEXT OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

   RESOLVED, that Article II of the Restated Certificate of Incorporation of the Company be amended in its entirety to read as follows:

                                  "ARTICLE II

   The name of the Corporation is TransMontaigne Inc."



                                                                      4550-PS-98

                           TransMontaigne Oil Company

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 26, 1998

P    The undersigned stockholder of TransMontaigne Oil Company, a Delaware
R    corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
O    Stockholders and Proxy Statement, each dated August 6, 1998, and hereby
X    appoints Richard E. Gathright and Erik B. Carlson, and each of them,
Y proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of TransMontaigne Oil Company to be held on August 26, 1998 at 9:00 a.m., Denver Time, in the Central City Room at the Brown Palace Hotel, 321 17th Street, Denver, Colorado and at any adjournment or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.




                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
                                                                         SIDE

                                  DETACH HERE
--------------------------------------------------------------------------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "TRANSMONTAIGNE INC.," FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


1.  Election of seven Directors:
NOMINEES: Cortlandt S. Dietler, Richard E. Gathright, John A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., Thomas R. Denison and Edwin H. Morgens


         FOR                  WITHHELD
         ALL                  FROM ALL
      NOMINEES                NOMINEES
        [  ]                    [  ]

To withhold authority to vote for any Nominee(s), check the following box and write such Nominee(s) name(s) below

[ ]____________________________________________________
   FOR all  nominees except as noted above


2.  PROPOSAL TO APPROVE THE                       FOR      AGAINST     ABSTAIN
AMENDMENT TO THE COMPANY'S
RESTATED CERTIFICATE OF
INCORPORATION TO CHANGE THE                      [  ]        [  ]        [  ]
COMPANY'S NAME TO
"TRANSMONTAIGNE INC.".


3.  PROPOSAL TO RATIFY THE                        FOR      AGAINST     ABSTAIN
APPOINTMENT OF KPMG PEAT
MARWICK LLP AS THE
COMPANY'S INDEPENDENT                            [  ]        [  [        [  ]
AUDITORS FOR THE FISCAL YEAR
ENDING APRIL 30, 1999.

AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)

SIGNATURE:_____________________________ DATE: _______________

SIGNATURE:_____________________________ DATE: _______________


MARK HERE FOR ADDRESS CHANGE AND AT LEFT    [  ]